As filed with the Securities and Exchange Commission on August 11, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

SKYWORKS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2302115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Sylvan Road
Woburn, Massachusetts 01801
(781) 376-3000

(Address, Including Zip Code, and Telephone Number,Including
Area Code, of Registrant’s Principal Executive Offices)

Paul E. Vincent
Vice President, Chief Financial Officer and Treasurer
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(781) 376-3000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies To:

Gordon H. Hayes, Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 (617) 248-7000	Daniel N. Yannuzzi Skyworks Solutions, Inc. 5221 California Avenue Irvine, California 92612 (949) 231-3000	Kris F. Heinzelman, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue (212) 474-1000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [    ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [  X  ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   [    ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to Be Registered(2)(5)	Proposed Maximum Offering Price Per Unit(3)(4)(5)	Proposed Maximum Aggregate Offering Price(3)(6)	Amount Of Registration Fee
Common Stock, par value $.25 per share
Preferred Stock, no par value per share
Subordinated Debt Securities
Senior Debt Securities
Warrants
Total:			$ 250,000,000	$ 20,225

(1)     This registration statement also covers (i) Debt Securities, Preferred Stock and Common Stock that may be issued upon exercise of Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)     An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $250,000,000.

(3)     Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended and exclusive of accrued interest, if any.

(4)     The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(5)     Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(6)     Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2003

_________________

SKYWORKS SOLUTIONS, INC.

_________________

$250,000,000

Common Stock
Preferred Stock
Subordinated Debt Securities
Senior Debt Securities
Warrants

_________________

        This prospectus relates to common stock, preferred stock, subordinated debt securities, senior debt securities and warrants that we may sell from time to time in one or more offerings up to an aggregate initial public offering price of $250,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on the Nasdaq National Market under the symbol “SWKS.” Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or The Nasdaq Stock Market of the securities covered by such prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                 , 2003.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT SKYWORKS SOLUTIONS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	5
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	18
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $250,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context otherwise requires, in this prospectus, “Skyworks,” “the Company,” “we,” “us” and “our” refer to Skyworks Solutions, Inc. and its subsidiaries.

ABOUT SKYWORKS SOLUTIONS

We are a leading wireless semiconductor company focused on providing front-end modules, radio frequency (RF) subsystems, semiconductor components and complete system solutions to wireless handset and infrastructure customers worldwide. We offer a comprehensive family of components and RF subsystems, and also provide complete antenna-to-microphone semiconductor solutions that support advanced 2.5G and 3G services.

We were formed through the merger of the wireless communications business of Conexant Systems, Inc. with and into Alpha Industries, Inc. on June 25, 2002. Following the merger, Alpha Industries, Inc. changed its corporate name to Skyworks Solutions, Inc. Our principal executive offices are located at 20 Sylvan Road, Woburn, Massachusetts 01801 and our telephone number is (781) 376-3000. We are headquartered in Woburn, Massachusetts, and have executive offices in Irvine, California. We have design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe and the Asia/Pacific region. Our Internet address is www.skyworksinc.com. We make available on our Internet website free of charge a link to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as practicable after we electronically file such material with the SEC. The information contained on our website is not incorporated by reference in this prospectus.

RISK FACTORS

The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Skyworks and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Certain Business Risks” included in our Annual Report on Form 10-K for the year ended September 27, 2002, and our subsequent Form 10-Q’s, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that are subject to the “safe harbor” created by those sections. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, which are difficult to predict and many of which are beyond our control. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, including those factors discussed in “Risk Factors” in any prospectus supplement and in the documents incorporated by reference herein or therein. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

o      the failure to meet our expectations with respect to our future performance;

o      the cyclical nature of the wireless communications semiconductor industry and the markets addressed by our products and our customers' products;

o      general economic and business conditions that adversely affect us or our suppliers, distributors or customers;

o      pricing pressures and other competitive factors;

o      demand for and market acceptance of new and existing products;

o      successful development of new products and the timing of new product introductions;

o      the availability and extent of utilization of manufacturing capacity and raw materials;

o      fluctuations in manufacturing yields;

o      complex and specialized manufacturing processes;

o      product obsolescence;

o      our ability to develop and implement new technologies and to obtain protection of the related intellectual property;

o      our ability to attract and retain qualified personnel;

o      our reliance on financial markets for future capital requirements;

o      our dependence on third parties for the manufacture, assembly and testing of our products and for the supply of raw materials;

o      the impact of new accounting policies;

o      our existing indebtedness and its effect on our cash flow;

o      the disproportionate impact of our business relationships with large customers and our reliance on international sales;

o      the uncertainties of litigation; and

o      other risks and uncertainties, including those set forth or incorporated in this prospectus and those detailed from time to time in our filings with the SEC.

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made or incorporated by reference in this prospectus and in any accompanying prospectus supplement are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, or the related prospectus supplement, as applicable, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or changes in future operating results over time.

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, which may include repayment or refinancing of existing indebtedness, acquisitions, investments, capital expenditures, repurchase of our capital stock and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term securities until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

As of the date of this prospectus, we have no preferred stock outstanding. Accordingly, no ratio of earnings to fixed changes and preferred dividends is presented in this prospectus.

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	NINE MONTHS ENDED JUNE 27,	FISCAL YEAR ENDED SEPTEMBER 30,

	2003	2002	2001	2000	1999	1998
RATIO OF EARNINGS TO FIXED
CHARGES	(1)	(1)	(1)	(1)	(1)	(1)

(1)     During each of these periods, our earnings were less than our fixed changes. The amount of such deficiency was approximately $10 million for the nine months ended June 27, 2003, and $256 million, $317 million, $65 million, $13 million and $42 million for fiscal years 2002, 2001, 2000, 1999 and 1998, respectively.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Second Amended and Restated By-laws, or our By-laws, that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of designation which will be filed with the SEC for each series of preferred stock we may designate, if any.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

We have 550,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 525,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of July 25, 2003, we had 138,872,071 shares of common stock outstanding and no shares of preferred stock outstanding. The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside.

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Our Certificate of Incorporation provides that, unless otherwise determined by our board of directors, no holder of common stock will have any preemptive right to purchase or subscribe for any stock of any class which we may issue or sell.

Our common stock is listed on the Nasdaq National Market under the symbol “SWKS.” American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (800) 937-5449.

Preferred Stock

Our Certificate of Incorporation permits us to issue up to 25,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

o	the designation of the series, which may be by distinguishing number, letter or title;
o	the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

o	whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

o	the dates on which dividends, if any, shall be payable;

o	the redemption rights and price or prices, if any, for shares of the series;

o	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

o	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Skyworks;

o	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of Skyworks or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

o	restrictions on the issuance of shares of the same series or of any other class or series; and

o	the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions in our Certificate of Incorporation and By-laws

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and By-laws.

Our Certificate of Incorporation and By-laws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over that could disrupt Skyworks, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our Certificate of Incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three year term and to consist as nearly as possible of one third of the directors. Pursuant to our By-laws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.

Our Certificate of Incorporation contains a fair price provision pursuant to which a business combination (including, among other things, a merger or consolidation) between us and a related person (as defined in our Certificate of Incorporation) requires approval by the affirmative vote of the holders of at least 90% of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by a majority of the continuing directors (as defined in our Certificate of Incorporation) and certain fair price criteria and procedural requirements specified in the fair price provision are met. If the business combination does not involve any cash or other property being received by our stockholders, then the fair price criteria discussed below would not apply, and only approval by a majority of the continuing directors would be required.

Under the fair price provision, the fair price criteria that must be satisfied to avoid the 90% stockholder voting requirement include the requirement that the consideration paid to our stockholders in a business combination be either cash or the same form of consideration used by the related person in acquiring its beneficial ownership of the largest number of shares of our capital stock acquired by the related person. The related person would be required to meet the fair price criteria with respect to each class of our capital stock entitled to vote generally in the election of directors, whether or not the related person beneficially owned shares of that class prior to proposing the business combination.

Under the fair price provision, even if the foregoing fair price criteria are met, the following procedural requirements must be met if the business combination is not to require approval by the holders of at least 90% of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

o	after the related person had become a related person and before the consummation of such business combination, (1) we must not have failed to declare and pay full quarterly dividends on any of our outstanding preferred stock, reduced the annual rate of dividends paid on our common stock or failed to increase such annual rate of dividends as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of our common stock, unless such failure, reduction or reclassification was approved by a majority of the continuing directors and (2) the related person must not have acquired any newly issued shares of our capital stock entitled to vote generally in the election of directors, directly or indirectly, from us, except as part of the transaction which results in such related person becoming a related person;

o	the related person must not have received, directly or indirectly (other than proportionately as a stockholder), at any time after becoming a related person, the benefit of any loans, advances, guarantees, pledges or other financial assistance or any tax advantages provided by us; and

o	a proxy or information statement describing the proposed business combination and complying with the requirements of the Exchange Act must have been mailed to all of our stockholders at least 30 days prior to the consummation of the business combination and such proxy or information statement must have contained a recommendation as to the advisability or inadvisability of the business combination which any of the continuing directors may have furnished in writing to the board of directors.

Our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to approve a business combination (including, among other things, a merger, consolidation or sale of all or substantially all of our assets) that has not been approved by a majority of the members of the board of directors in office prior to the time the other party to the business combination became the beneficial owner of 5% or more of the shares of Skyworks entitled to vote for the election of directors.

Our By-laws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire board of directors. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our Certificate of Incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our By-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66 ?% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend or repeal any provision of our By-laws, amend or repeal the provision of our Certificate of Incorporation relating to amendments to our By-laws or adopt any provision inconsistent with such provisions.

Our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend or repeal the provisions of our Certificate of Incorporation relating to the election of directors, the classified board or the right to act by written consent or adopt any provision inconsistent with such provisions.

Our Certificate of Incorporation requires the affirmative vote of the holders of at least 90% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend or repeal the fair price provision of our Certificate of Incorporation or adopt any provision inconsistent with such provision.

Under the business combination provision discussed above, our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the shares of all classes of stock entitled to vote for the election of directors, voting together as a single class, to amend, revise or revoke the business combination provision.

We are also subject to a Delaware statute regulating “business combinations,” defined to include a broad range of transactions, between Delaware corporations and “interested stockholders,” defined as persons who have acquired at least 15% of a corporation’s stock. Under such statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years after the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute’s restrictions. We have not sought to “elect out” of the statute. Therefore, the restrictions imposed by such statute will apply to us.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Skyworks, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

In this description of the debt securities, the terms “Skyworks,” “we,” “us” and “our” refer to Skyworks Solutions, Inc. and do not include its subsidiaries, except for purposes of financial data determined on a consolidated basis. Debt securities that we may issue will be issued under the indenture between us and The Bank of New York, as trustee. This prospectus refers to The Bank of New York as the trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including our receivables financing program with Wachovia Bank, N.A. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of Skyworks and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

o	the title and denominations of the debt securities of the series;

o	any limit on the aggregate principal amount of the debt securities of the series;

o	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

o	the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

o	the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

o	the place or places where the principal and interest on the series of debt securities will be payable; o the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

o	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

o	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

o	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

o	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

o	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable;

o	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

o	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

o	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

o	any trustees, authenticating or paying agents, transfer agents or registrars;

o	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

o	the subordination, if any, of the debt securities of the series and terms of the subordination; and o any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue the senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our “senior indebtedness.” “Senior indebtedness” includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our board of directors as senior indebtedness. “Senior indebtedness” does not include the subordinated debt securities, including senior subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

o	any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

o	except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness has not been paid within the applicable grace period;

o	any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

o	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue the senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “ — Senior Debt” and “ — Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

o	any discounted debt securities; and

o	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

o	by the depositary for the registered global security to a nominee of the depositary;

o	by a nominee of the depositary to the depositary or another nominee of the depositary; and

o	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

o	may not have the debt securities represented by a registered global security registered in their names;

o	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

o	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment Of Interest On And Principal Of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Skyworks, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

o	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

o	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

o	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

o	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange Of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

o	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

o	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants By Skyworks

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries, right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

Events Of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

(a)	failure to pay when due any interest on any debt security of that series, continued for 30 days;

(b)	failure to pay when due principal of, or premium, if any, on, any debt security of that series;

(c)	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

(d)	failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

(e)

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

(f)	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

(g)	any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

o	to add guarantees to or secure any series of debt securities;

o	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

o	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

o	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

o	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

o	to add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

o	in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

o	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

o	to evidence and provide for the acceptance of appointment by a successor or separate trustee;

o	to establish the form or terms of debt securities of any series; and

o	to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

o	extend the final maturity of the principal of, or any installment of interest on, any debt securities;

o	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

o	change the currency in which any debt securities are payable;

o	release any security interest that may have been granted with respect to such debt securities;

o	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

o	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

o	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

o	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction And Discharge Of The Indenture; Defeasance

        To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

        In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

        The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations And Certain Sales Of Assets

We may not

o	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

o	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

o	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability Of Directors, Officers, Employees And Stockholders

No director, officer, incorporator or stockholder of Skyworks, as such, shall have any liability for any obligations of Skyworks under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, incorporator or stockholder of Skyworks. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion Or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

o	the conversion or exchange price;

o	the conversion or exchange period;

o	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

o	events requiring adjustment to the conversion or exchange price; and

o	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning The Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee in New York, New York.

The indenture contains limitations on the right of the trustee, should it become a creditor of Skyworks, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities it must eliminate the conflict or resign as trustee.

The initial trustee is one of a number of banks with which we and our subsidiaries may maintain ordinary banking relationships and with which we and our subsidiaries may maintain credit facilities.

Limitations On Issuance Of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

o	the title of such warrants;

o	the aggregate number of such warrants;

o	the price or prices at which such warrants will be issued;

o	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

o	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

o	the price at which the securities purchasable upon exercise of such warrants may be purchased;

o	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

o	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

o	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

o	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

o	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

o	information with respect to book-entry procedures, if any; and

o	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriter(s), dealer(s) or agents by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Skyworks Solutions, Inc. as of and for the year ended September 27, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of March 31, 2002 and April 1, 2001, and for each of the years in the three-year period ended March 31, 2002 contained in the Annual Report on Form 10-K of Alpha Industries, Inc. for the fiscal year ended March 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Skyworks Solutions, Inc. (formerly the consolidated financial statements of the wireless communications business of Conexant Systems, Inc.) as of September 30, 2001, and for the years ended September 30, 2001 and 2000, incorporated by reference herein from the Annual Report of Skyworks Solutions, Inc. on Form 10-K for the fiscal year ended September 27, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information filed by us at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 “K” Street, Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents:

o	our Annual Report on Form 10-K for the fiscal year ended September 27, 2002, including those portions incorporated by reference therein of our definitive proxy materials on Schedule 14A as filed with the SEC on January 24, 2003;

o	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2002, March 28, 2003, and June 27, 2003;

o	the Audited Consolidated Financial Statements of Alpha Industries, Inc. and the notes thereto contained on pages 27 through 50 of the Annual Report on Form 10-K of Alpha Industries, Inc. for the fiscal year ended March 31, 2002 filed with the SEC on July 1, 2002;

o	our Current Report on Form 8-K, filed with the SEC on November 6, 2002, our Current Report on Form 8-K, filed with the SEC on November 8, 2002, and the amendment thereto, filed with the SEC on November 12, 2002, and our additional Current Report on Form 8-K, filed with the SEC on November 8, 2002; and

o	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 29, 1998, including any amendments or reports filed for the purpose of updating the description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, MA 01801
Attention: Investor Relations
949-231-4700

You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$ 20,225
Nasdaq National Market Listing Fee	*17,500
Printing Expenses	*25,000
Trustee Fees and Expenses	*10,000
Accounting Fees and Expenses	*10,500
Legal Fees and Expenses	*50,000
Miscellaneous	*20,000
TOTAL	*$

*       Estimated pursuant to Item 511 of Regulation S-K

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Seventh of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), eliminates the personal liability of directors to us or our stockholders for monetary damages for breaches of their fiduciary duties (subject to certain exceptions, such as breaches of the duty of loyalty to us or our stockholders).

Our Second Amended and Restated By-laws (the “By-laws”) include provisions for mandatory indemnification of our directors, officers, employees or agents provided certain conditions are met. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person in connection with a proceeding by or in the right of the corporation to procure judgment in its favor against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that indemnification shall not be made in respect thereof if such person shall have been adjudged to be liable to the corporation unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that despite such adjudication such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation may pay for the expenses, including attorneys’ fees, incurred by a director or officer in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Under the Delaware General Corporation Law, to the extent that a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee or agent of Skyworks Solutions or is or was serving at the request of Skyworks Solutions as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that no director of Skyworks Solutions shall be liable to Skyworks Solutions or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, whether or not the corporation would have the power to indemnify such person against such liability. Our By-laws permit us to purchase and maintain insurance on behalf of our directors, officers and certain other parties against any liability asserted against and incurred by such person in such capacity, whether or not we would have the power to indemnify such person against such liability.

In addition, we maintain a directors’ and officers’ liability insurance policy.

ITEM 16. EXHIBITS

Exhibit No.	Description
1.01 4.01 4.02 4.03 4.04 4.05 4.06 4.07 4.08 4.09 5.01 12.01 23.01 23.02 23.03 24.01 25.01	Form of Underwriting Agreement. *

Provisions of the Restated Certificate of Incorporation, as amended, that define the rights of securityholders of Skyworks
Solutions, Inc. (incorporated by reference to Exhibit 3.a filed with our Annual Report on Form 10-K for the fiscal year ended September 27, 2002).

Second Amended and Restated By-laws, that define the rights of securityholders of Skyworks Solutions, Inc. (incorporated by reference to Exhibit 3.b filed with our Annual Report on Form 10-K for the fiscal year ended September 27, 2002).

Form of Indenture between the Company and the Bank of New York, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness. *

Form of Debt Security. **

Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate). **

Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate). **

Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate). **

Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate). **

Specimen Certificate for the Company's Common Stock (incorporated by reference to Exhibit 4 filed with the Company's
Registration Statement on Form S-3 dated July 15, 2002).

Legal Opinion of Testa, Hurwitz &Thibeault, LLP.*

Computation of Ratios of Earnings to Fixed Charges. *

Consent of KPMG LLP. *

Consent of Deloitte &Touche LLP. *

Consent of Testa, Hurwitz &Thibeault, LLP (included in the opinion filed as Exhibit 5.01). *

Power of Attorney (included on signature page to this Registration Statement).

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as trustee under the Indenture. *

* Filed Herewith

** To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby further undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of August, 2003.

SKYWORKS SOLUTIONS, INC. By: /s/ David J. Aldrich
David J. Aldrich
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David J. Aldrich and Paul E. Vincent, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 11th day of August, 2003.

Title
   /s/ David J. Aldrich
     David J. Aldrich

    /s/ Paul E. Vincent
      Paul E. Vincent

   /s/ Dwight W. Decker
     Dwight W. Decker

    /s/ Donald R. Beall
      Donald R. Beall

   /s/ Moiz M. Beguwala
     Moiz M. Beguwala

   /s/ Timothy M. Furey
     Timothy M. Furey

 /s/ Balakrishnan S. Iyer
   Balakrishnan S. Iyer

   /s/ Thomas C. Leonard
     Thomas C. Leonard

  /s/ David J. McLachlan
David J. McLachlan	President and Chief Executive Officer and Director
             (Principal Executive Officer)

 Vice President, Chief Financial Officer and Treasurer
     (Principal Financial and Accounting Officer)

          Chairman of the Board of Directors

                       Director

                       Director

                       Director

                       Director

                       Director

                       Director

EXHIBIT INDEX

Exhibit No.	Description
1.01 4.01 4.02 4.03 4.04 4.05 4.06 4.07 4.08 4.09 5.01 12.01 23.01 23.02 23.03 24.01 25.01	Form of Underwriting Agreement. *

Provisions of the Restated Certificate of Incorporation, as amended, that define the rights of securityholders of Skyworks
Solutions, Inc. (incorporated by reference to Exhibit 3.a filed with our Annual Report on Form 10-K for the fiscal year ended September 27, 2002).

Second Amended and Restated By-laws, that define the rights of securityholders of Skyworks Solutions, Inc. (incorporated by reference to Exhibit 3.b filed with our Annual Report on Form 10-K for the fiscal year ended September 27, 2002).

Form of Indenture between the Company and the Bank of New York, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness. *

Form of Debt Security. **

Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate). **

Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate). **

Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate). **

Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate). **

Specimen Certificate for the Company's Common Stock (incorporated by reference to Exhibit 4 filed with the Company's
Registration Statement on Form S-3 dated July 15, 2002).

Legal Opinion of Testa, Hurwitz &Thibeault, LLP.*

Computation of Ratios of Earnings to Fixed Charges. *

Consent of KPMG LLP. *

Consent of Deloitte &Touche LLP. *

Consent of Testa, Hurwitz &Thibeault, LLP (included in the opinion filed as Exhibit 5.01). *

Power of Attorney (included on signature page to this Registration Statement).

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as trustee under the Indenture. *

* Filed Herewith

** To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.